Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 100 to the Registration Statement on Form N-1A of our reports each dated February 14, 2012 for Variable Insurance Products Fund IV: VIP Consumer Discretionary Portfolio, VIP Consumer Staples Portfolio, VIP Financial Services Portfolio, VIP Materials Portfolio, VIP Technology Portfolio, VIP Telecommunications Portfolio, VIP Utilities Portfolio and VIP Value Leaders Portfolio; of our reports dated February 15, 2012 for VIP Energy Portfolio, VIP Growth Stock Portfolio, VIP Health Care Portfolio, VIP Industrials Portfolio and VIP Real Estate Portfolio; and of our report dated February 16, 2012 for VIP International Capital Appreciation Portfolio on the financial statements and financial highlights included in the December 31, 2011 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts April 16, 2012